UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 10, 2005


                         PARALLEL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-13305                                     75-1971716
(Commission file number)                  (IRS employer identification number)


1004 N. Big Spring, Suite 400, Midland, Texas                 79701
  (Address of principal executive offices)                 (Zip code)


                                 (432) 684-3727
               (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.


         On May 10, 2005, Parallel Petroleum Corporation issued a press release announcing its results of operations for the first quarter ended March 31, 2005. The press release issued on May 10, 2005 is furnished as Exhibit No. 99 to this Current Report on Form 8-K. Parallel's reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about Parallel.

         The information in this Current Report on Form 8-K, including Exhibit No. 99 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.


Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits

         The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

         Exhibit No.                        Description of Exhibit
         ----------                         -----------------------
           99                             Press release issued May 10, 2005
                                          (furnished pursuant to Item 2.02)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PARALLEL PETROLEUM CORPORATION


                                 By: /s/ Larry C. Oldham
                                     ------------------------------
                                     Larry C. Oldham, President
                                     and Chief Executive Officer


Dated: May 10, 2005

                                  EXHIBIT INDEX



    Exhibit No.                                      Description
    -----------                                      -----------
     *99                                      Press release issued May 10, 2005
                                              (furnished pursuant to Item 2.02)



-------------------
*Filed herewith.

                                                  Exhibit 99

                                                  PRESS RELEASE
Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400           Contact:  Cindy Thomason
Midland, TX 79701   (432) 684-3727                Manager of Investor Relations
http://www.plll.com                               cindyt@plll.com


                          PARALLEL PETROLEUM ANNOUNCES
                      FIRST QUARTER 2005 FINANCIAL RESULTS

MIDLAND, Texas, (BUSINESS WIRE), May 10, 2005 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the first quarter ended March 31, 2005. In a separate press release dated May 9, 2005, Parallel announced its operations update.

First Quarter Results

For the three months ended March 31, 2005, Parallel reported a net loss of $0.6 million, or $.02 per diluted share. Operating income was $2.6 million, after oil and gas hedge payments of $3.2 million. For the three months ended March 31, 2004, Parallel recorded net income of $1.5 million, or $.05 per diluted share, which included $2.7 million of operating income, after oil and gas hedge payments of $1.1 million.

For the first quarter of 2005, Parallel's sales were 207 MBbls of oil and 602 MMcf of natural gas, or 307 MBOE. During this period, the average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $45.29/$30.72 per barrel and $6.00/$5.66 per Mcf, or $42.25/$31.78 per BOE. For the same period of 2004, oil sales were 161 MBbls at an average unhedged/hedged price of $32.93/$25.93 per barrel and natural gas sales were 732 MMcf at an average price of $5.21/$5.24 per Mcf, or 283 MBOE at $32.21/$28.30 per BOE.

Net cash provided by operating activities for the three-month period ended March 31, 2005, was $3.8 million, compared to $4.0 million for the same period of 2004. The decrease was primarily related to increases in oil hedge payments, lease operating expenses, interest expense and general and administrative expenses. The largest increase in general and administrative expenses was in public reporting costs associated with Sarbanes-Oxley 404 compliance.

Balance Sheet Review

At March 31, 2005, current assets were $15.7 million, which included $3.2 million of cash. Current liabilities were $22.0 million, including current derivative obligations of $15.8 million, and long-term debt was $50.0 million. The Company's net capitalized costs associated with its oil and gas properties and other equipment were $156.6 million. Parallel's stockholders' equity as of March 31, 2005 was $74.0 million, which includes $24.1 million of accumulated comprehensive loss that is related to the Company's oil and gas hedges.

Equity Offering

Parallel announced on February 9, 2005, that it sold 5,750,000 shares of its common stock pursuant to a public offering at a price of $5.27 per share, resulting in net proceeds of approximately $28.0 million. The common shares were issued under Parallel's universal shelf registration statement on Form S-3. The Company applied the $28.0 million to its line of credit, reducing long-term debt to approximately $50.0 million.

Non-Strategic Asset Divestiture

In January 2005, Parallel divested interests in 6 Permian Basin assets, located in Howard County, Texas, to an unaffiliated third party. Net proceeds from the sale were approximately $2.5 million and resulted in a net reduction in the Company's production of approximately 60 BOE per day. These properties represented less than 0.2% of the Company's total proved reserves as of December 31, 2004. Parallel will continue to evaluate all portfolio assets for economic viability and strategic fit.



                                     -more-

Parallel Petroleum Announces 1Q 2005 Financial Results
May 10, 2005
Page 2

First Quarter 2005 Pre-tax, Non-cash Loss on "Ineffective Portion of Oil Hedges"

The Company recorded a pre-tax, non-cash loss of approximately $2.3 million on "ineffective portion of oil hedges" during the first quarter of 2005. As described in the "Hedging Information" table within this press release, the Company currently has approximately 1.96 million barrels of oil hedged for the next 45 months (through 2008) at NYMEX prices ranging from $28.46 to $49.60 per barrel. These hedges are directly related to the Fullerton acquisitions in December 2002 and September 2004, and the Carm-Ann acquisition in September 2004. The Company's composite average differential between the hedged NYMEX price and the realized wellhead price has historically been approximately $2.50 per barrel; however, the differential has recently increased to approximately $4.34 per barrel, because U. S. refineries are currently paying a premium for West Texas Intermediate, which is the NYMEX benchmark. The majority of the Company's oil is West Texas Sour.

Redemption of 6% Convertible Preferred Stock

As the Company announced on May 3, 2005, it gave notice on May 4, 2005, that it will redeem for cash on June 6, 2005, 950,000 shares of its privately held 6% Convertible preferred stock at a redemption price of $10.00 per share. In lieu of redemption, holders of the preferred stock may convert all or any portion of their shares of preferred stock into shares of Parallel common stock at a rate of $10.00 divided by $3.50 (the conversion price), or approximately 2.8571 shares of common stock for each share of preferred stock. For additional information, see the Company's May 3, 2005 press release.

The preferred stock was issued by Parallel in a private placement in October 1998, when the Company's common stock was trading at a price of approximately $2.50 per share.

Management Comments

Larry C. Oldham, Parallel's President, commented, "Although we are disappointed in the financial results of the first quarter of 2005, the Company's year-over-year daily production volumes increased 10%. We invested only $4.4 million, or 10%, of our $43.7 million capital investment budget late in the first quarter of 2005, which had minimal effect on total first quarter daily production volumes. We expect the financial results to improve in future quarters as our accelerated capital investments achieve the results we expect in terms of increases in both production and reserves."

Today's Earnings Conference Call and Webcast Information

The Company's management will host a conference call to discuss its financial and operational results for the first quarter ended March 31, 2005, this afternoon, Tuesday, May 10, 2005, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 1-800-573-4752 or 1-617-224-4324, Participant Passcode 69800317, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel's web site, www.plll.com. A replay of the conference call will be available at the Company's web site or by calling 1-888-286-8010 or 1-617-801-6888, Passcode 38645555. A written transcript of the conference call, and the supporting slide presentation, will be available on the Company's web site Presentation page at http://phx.corporate-ir.net/phoenix.zhtml?c=79538&p=irol-presentations.




FINANCIAL STATEMENTS AND SCHEDULES FOLLOW



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

Parallel Petroleum Announces 1Q 2005 Financial Results
May 10, 2005
Page 3

                         PARALLEL PETROLEUM CORPORATION
                           Consolidated Balance Sheets
                             (dollars in thousands)

                                                                                              March 31,     December 31,
                                         Assets                                                  2005            2004
                                                                                            -------------- ---------------
                                                                                            (unaudited)
Current assets:
  Cash and cash equivalents                                                                    $   3,152       $   4,781

  Accounts receivable:
    Oil and gas                                                                                    6,747           6,642
    Other, net of allowance for doubtful account of $9                                               790             389
    Affiliates                                                                                         5               7
                                                                                               ---------       ---------
                                                                                                   7,542           7,038
  Other current assets                                                                               104             179
  Deferred tax asset                                                                               4,941           2,531
                                                                                               ---------       ---------
       Total current assets                                                                       15,739          14,529
                                                                                               ---------       ---------
Property and equipment, at cost:
  Oil and gas properties, full cost method                                                       235,256         229,245
  Other                                                                                            2,445           2,062
                                                                                               ---------       ---------
                                                                                                 237,701         231,307
  Less accumulated depreciation, depletion and amortization                                      (81,064)        (78,782)
                                                                                               ---------       ---------
       Net property and equipment                                                                156,637         152,525

Restricted cash                                                                                        -           2,287
Investment in Westfork Pipeline Company LP                                                           761             595
Other assets, net of accumulated amortization of $662 and $581                                       687             735
                                                                                               ---------       ---------
                                                                                               $ 173,824       $ 170,671
                                                                                               =========       =========
                      Liabilities and Stockholders' Equity


Current liabilities:
  Accounts payable and accrued liabilities                                                     $   5,988       $   5,568
  Asset retirement obligations                                                                       135             150
  Derivative obligations                                                                          15,827           7,965
                                                                                               ---------       ---------
       Total current liabilities                                                                  21,950          13,683
                                                                                               ---------       ---------
Revolving credit facility                                                                         50,000          79,000
Asset retirement obligations                                                                       1,977           1,982
Derivative obligations                                                                            24,107           9,525
Deferred tax liability                                                                             1,764           6,487
                                                                                               ---------       ---------
       Total long-term liabilities                                                                77,848          96,994
                                                                                               ---------       ---------
Commitments and contingencies

Stockholders' equity:
  Series A preferred stock -- par value $0.10 per share, authorized 50,000 shares                      -               -
  Preferred stock -- 6% convertible preferred stock -- par value of $0.10 per share
    (liquidation preference of $10 per share), authorized 10,000,000 shares,
    issued and outstanding 950,000                                                                    95              95
  Common stock -- par value $0.01 per share, authorized 60,000,000 shares,
    issued and outstanding 31,189,292 and 25,439,292                                                 312             254
  Additional paid-in capital                                                                      76,163          48,328
  Retained earnings                                                                               21,523          22,073
  Accumulated other comprehensive loss                                                           (24,067)        (10,756)
                                                                                               ---------       ---------

       Total stockholders' equity                                                                 74,026          59,994
                                                                                               ---------       ---------

                                                                                               $ 173,824       $ 170,671
                                                                                               =========       =========


                                     -more-

Parallel Petroleum Announces 1Q 2005 Financial Results
May 10, 2005
Page 4

                         PARALLEL PETROLEUM CORPORATION
                      Consolidated Statements of Operations
                 For three months ended March 31, 2005 and 2004
                                   (unaudited)
                  (dollars in thousands, except per share data)

                                                                                      2005              2004
                                                                                   -----------      ------------

Oil and Natural Gas Revenues:
  Oil and natural gas sales                                                          $ 12,969         $   9,106
  Loss on hedging and derivatives                                                      (3,212)           (1,105)
                                                                                     --------         ---------
     Total revenues                                                                     9,757             8,001
                                                                                     --------         ---------

Cost and expenses:
  Lease operating expense                                                               2,558             1,529
  Production taxes                                                                        580               478
  General and administrative                                                            1,688             1,222
  Depreciation, depletion and amortization                                              2,282             2,077
                                                                                    ---------         ---------
     Total costs and expenses                                                           7,108             5,306
                                                                                    ---------         ---------
     Operating income                                                                   2,649             2,695
                                                                                    ---------         ---------

Other income (expense), net:
  Loss on ineffective portion of hedges                                                (2,276)              (10)
  Interest and other income                                                                19               140
  Interest expense                                                                     (1,138)             (468)
  Other expense                                                                            (1)              (26)
  Equity loss in Westfork Pipeline Company LP                                             (79)                -
                                                                                    ---------         ---------
     Total other expense, net                                                          (3,475)             (364)
                                                                                    ---------         ---------
     Income (loss) before income taxes                                                   (826)            2,331
Income tax benefit (expense), deferred                                                    276              (849)
                                                                                    ---------         ---------
     Net income (loss)                                                                   (550)            1,482
Cumulative preferred stock dividend                                                      (143)             (143)
                                                                                    ---------         ---------
     Net income (loss) available to common stockholders                             $    (693)        $   1,339
                                                                                    =========         =========

Net income (loss) per common share:
  Basic                                                                             $   (0.02)        $    0.05
                                                                                    =========         =========
  Diluted                                                                           $   (0.02)        $    0.05
                                                                                    =========         =========

Weighted average common share outstanding:
  Basic                                                                                28,698            25,223
                                                                                    =========         =========
  Diluted                                                                              28,698            28,267
                                                                                    =========         =========




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

Parallel Petroleum Announces 1Q 2005 Financial Results
May 10, 2005
Page 5

                         PARALLEL PETROLEUM CORPORATION
                      Consolidated Statements of Cash Flows
                   Three Months Ended March 31, 2005 and 2004
                                   (unaudited)
                             (dollars in thousands)

                                                                                               2005               2004
                                                                                            ---------           ---------
Cash flows from operating activities:
  Net income (loss)                                                                         $     (550)         $   1,482
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Depreciation, depletion and amortization                                                     2,282              2,077
    Accretion of asset retirement obligation                                                        26                 33
    Deferred income tax                                                                           (276)               849
    Loss on ineffective portion of hedges                                                        2,276                 10
    Stock option expense                                                                            42                 41
    Equity loss in Westfork Pipeline Company LP                                                     79                  -

Changes in assets and liabilities:
    Other, net                                                                                      48                (67)
    Increase in accounts receivable                                                               (504)              (144)
    Decrease (increase) in other current assets                                                     75                (11)
    Increase (decrease) in accounts payable and accrued liabilities                                277               (298)
                                                                                            ----------          ---------
      Net cash provided by operating activities                                                  3,775              3,972
                                                                                            ----------          ---------
Cash flows from investing activities:
  Additions to oil and gas property                                                             (8,596)            (7,626)
  Use of restricted cash for acquisition of oil and gas properties                               2,287                  -
  Proceeds from disposition of oil and gas properties                                            2,539                 25
  Additions to other property and equipment                                                       (383)              (360)
  Investment in Westfork Pipeline Company LP                                                      (245)                 -
                                                                                            ----------          ---------
      Net cash used in investing activities                                                     (4,398)            (7,961)
                                                                                            ----------          ---------
Cash flows from financing activities:
  Net borrowing (payments) on revolving line of credit                                         (29,000)            (9,750)
  Proceeds (net) from common stock issued                                                       27,994                  -
  Deferred stock offering costs                                                                      -                 (7)
                                                                                            ----------          ---------
      Net cash used in financing activities                                                     (1,006)            (9,757)
                                                                                            ----------          ---------
      Net decrease in cash and cash equivalents                                                 (1,629)           (13,746)
Cash and cash equivalents at beginning of period                                                 4,781             17,378
                                                                                            ----------          ---------
Cash and cash equivalents at end of period                                                  $    3,152          $   3,632
                                                                                            ==========          =========
Non-cash financing and investing activities:
  Oil and gas properties asset retirement obligation                                        $      (46)         $     130
  Accrued preferred stock dividend                                                          $      143          $     143





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

Parallel Petroleum Announces 1Q 2005 Financial Results
May 10, 2005
Page 6



                         PARALLEL PETROLEUM CORPORATION
                        PRODUCTION VOLUMES AND PRICE DATA


                                                                  Three Months Ended
                                                  ---------------------------------------------------
                                                     3/31/2005        12/31/2004        3/31/2004
                                                  ---------------- ----------------- ----------------
Production Volumes:
  Oil (MBbls)                                              207               234              161
  Natural gas (MMcf)                                       602               695              732
  Equivalent barrels of oil (MBOE) (a)                     307               349              283
  Equivalent barrels of oil (MBOE) per day                 3.4               3.8              3.1

Sales Prices:
  per Bbl (unhedged) (b)                               $ 45.29           $ 44.07          $ 32.93
  per Bbl (hedged) (c)                                 $ 30.72           $ 32.68          $ 25.93
  per Mcf (unhedged) (b)                               $  6.00           $  6.99          $  5.21
  per Mcf (hedged) (c)                                 $  5.66           $  6.56          $  5.24
  per BOE (unhedged) (b)                               $ 42.25           $ 43.36          $ 32.21
  per BOE (hedged) (c)                                 $ 31.78           $ 34.90          $ 28.30

--------------------------------------------------
(a) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil. "MBOE" means one thousand BOE.
(b) Unhedged price is the actual price received at the wellhead for our oil and natural gas.
(c) Hedged price is the actual price received at the wellhead for our oil and natural gas plus or minus the settlements on our derivatives.
------------------------------------------------------------------------------








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

Parallel Petroleum Announces 1Q 2005 Financial Results
May 10, 2005
Page 7

                         PARALLEL PETROLEUM CORPORATION
                             HEDGING INFORMATION (a)


COSTLESS COLLARS:                                             NYMEX                                 Houston Ship Channel
                                                           Oil Prices                                    Gas Prices
                                      Barrels of  ---------------------------    MMBTU of       ---------------------------
 Period of Time                          Oil          Floor          Cap         Natural Gas        Floor          Cap
----------------------------------- ------------- ------------- ------------- ----------------- ------------- -------------
  Apr 1, 2005 thru Oct 31, 2005          -             -             -            428,000          $5.00         $7.26
  Apr 1, 2005 thru Dec 31, 2005        55,000        $36.00        $49.60            -               -             -
  Jan 1, 2006 thru Dec 31, 2006        70,800        $35.00        $44.00            -               -             -




SWAPS:                                 Volume        NYMEX
                                       Hedged         Oil
Period of Time                        Bbl Oil      Swap Price
----------------------------------- ------------- -------------
  Apr 1, 2005 thru Dec 31, 2005       467,500        $30.18
  Jan 1, 2006 thru Dec 20, 2006       448,000        $28.46
  Jan 1, 2007 thru Dec 31, 2007       474,500        $34.36
  Jan 1, 2008 thru Dec 31, 2008       439,200        $33.37






INTEREST RATE SWAPS:                  Notional       Fixed
                                       Amount       Interest
Period of Time                          $MM          Rates
----------------------------------- ------------- -------------
  Apr 1, 2005 thru Dec 31, 2005         $50          3.36%
  Jan 1, 2006 thru Dec 31, 2006         $50          3.82%
  Jan 1, 2007 thru Dec 31, 2007         $50          4.30%
  Jan 1, 2008 thru Dec 30, 2008         $50          4.74%

-----------------------------------
(a) BNP Paribas is the counterparty in Parallel's derivative instruments.

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

Parallel Petroleum Announces 1Q 2005 Financial Results
May 10, 2005
Page 8

The Company

Parallel Petroleum Corporation is headquartered in Midland, Texas and is an independent energy company primarily engaged in the acquisition, development, exploration and production of oil and gas using enhanced oil recovery techniques and 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to," "anticipate," "estimate," "continue," "present value," "future," "reserves", "appears," "prospective," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the company's growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

The foregoing statements regarding Parallel's intentions with respect to the contemplated redemption and other transactions described above are forward-looking statements under the Private Securities Litigation Reform Act of 1995, and actual results could vary materially from the statements made. Parallel's ability to complete the redemption and other transactions described above successfully is subject to various risks, many of which are outside of its control, including prevailing conditions in the capital markets and other risks and uncertainties as detailed from time to time in the reports filed by Parallel with the Securities and Exchange Commission.


                                      ###